PROMISSORY NOTE

$226,293.28

November 3, 2010
Clermont, Florida

FOR VALUE RECEIVED, the undersigned, **RAPTOR FABRICATION & EQUIPMENT, INC., DWAYNE DUNDORE,** and **TOM GLEASON** (collectively, the "Debtor"), promises to pay to the order of **EPOCH CAPITAL GROUP, LLC** ("EPOCH CAPITAL (hereinafter referred to as the "Creditor"), at 189 S. Orange Avenue, Suite 1470, Orlando, FL 32801, or at such other place or places as the holder of this Note from time to time may designate in writing, the principal sum of Two Hundred Twenty-Six Thousand Two Hundred Ninety-Three and 28/100 Dollars ($226,293.28) in lawful money of the United States together with interest in like lawful money on the principal balance remaining unpaid from time to time at the rate of Seven Percent (7.0%) per annum, amortized over Eighteen (18) months, to be computed on the basis of the actual number of days elapsed and a year of 365 days (the "Debt"), with the first payment being due One (1) month after the date of this Purchase Money Promissory Note ("Note"), namely, December 3, 2010.

This Note is secured by a Security Agreement and UCC-1 filing from Debtor to Creditor of even date hereof.

1. Payments and Maturity Date. Debtor shall pay the interest and principal of this Note in equal monthly installments of Thirteen Thousand Two Hundred Eighty and 02/100 Dollars ($13,280.02) due and payable on the third (3rd) day of each month commencing on December 3, 2010 for a period of eighteen (18) months.

Notwithstanding the foregoing, any additional payments toward the principal balance outstanding by Debtor to Creditor shall be credited to the principal balance outstanding at the time said payments are received. The interest rate of Seven percent (7.0%) shall remain constant unless otherwise agreed to by the parties. Creditor shall accept all payment(s) by Debtor toward the principal amount outstanding at the time such payment(s) are made without penalty to Debtor for making such payment(s).

Debtor shall pay all amounts owing under this Note when due in full and in lawful money of the United States of America with immediately available funds without setoff, counter claim, deduction or withholding for any reason whatsoever. If any payment falls due on a day other than a day on which commercial banks in Lake County, Florida, are open for business ("Business Day"), then such payment shall instead be made on the next succeeding Business Day and interest shall accrue accordingly.

2. Creditor's Right to Convey Note. Creditor shall not be entitled to convey this Note without written consent of Debtor.

3. Events of Default. The following shall constitute Default under this Note:

Initials: ___ / ___ DD

(a) If any sum of money herein referred to be not promptly paid within ten (10) days after due date;

(b) If Debtor shall make an assignment for the benefit of creditors, file a petition in bankruptcy, apply to or petition any tribunal for the appointment of a custodian, receiver, intervenor, or trustee for Debtor or a substantial part of Debtor's assets, or if Debtor shall commence any proceeding under any bankruptcy, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if any such petition or application shall have been filed or proceeding commenced against Debtor which shall not be dismissed within sixty (60) days, or if any such custodian, receiver, intervener or trustee shall have been appointed and shall not have been dismissed within sixty (60) days;

(c) If an event causes Debtor's payment(s) under this Note to be unlawful and such event is not cured within thirty (30) days; or

(d) If an Event of Default occurs under any instrument securing this Note, including, but not limited to the Guarantee of even date herewith, executed in conjunction with this Note.

4. Rights and Remedies of Creditor. If Debtor Defaults under this Note, Creditor shall be entitled to pursue any and all rights and remedies provided by applicable law and under the terms of this Note. If a Default shall occur hereunder, and remains uncured for ten (10) days, then, upon written notice to Debtor, Debtor shall have five (5) days to cure said Default. If Debtor fails to cure the Default on or before 5 p.m. on the fifth (5th) business day after receipt of written notice from Creditor, the fully unpaid principal amount of the Promissory Note together with all accrued interest shall become immediately due and payable at the option of the Creditor as fully and completely as if said aggregate sum were originally stipulated to be paid at such time.

5. Costs, Indemnities, and Expenses. Debtor agrees to pay any documentary stamp taxes, intangible taxes, or other taxes (except for federal or Florida income or franchise taxes based on Creditor's net income) which may now or hereafter apply to any payment made in respect to the Debt, and Debtor agrees to indemnify and hold Creditor harmless from and against any liability, reasonable costs, reasonable attorney's fees, penalties, interest, or expenses relating to any such taxes as and when the same may be incurred.

6. Notice. Any notice to Creditor or Debtor shall be given by registered or certified mail, return receipt requested, addressed to the party to be notified at the following addresses or any other address designated by notice provided pursuant to this paragraph:

DEBTOR: Raptor Fabrication & Equipment, Inc.
Attention: Tom Gleason, President
7510 State Road 50
Groveland, Florida 34736

With copy to: Bret Jones P.A.
Attention: Alison Strange, Esquire
700 Almond Street
Clermont, Florida 34711

CREDITOR: Epoch Capital Group, LLC
Attention: Owais Khanani
189 S. Orange Avenue, Suite 1470
Orlando, FL 32801

With copy to: Golden & Grimes, LLP
Attention: Yasir Billoo, Esquire
9350 South Dixie Highway, Phase II
Miami, Florida 33156

Any notice shall be deemed to have been given to Creditor or Debtor when given as provided in this paragraph.

8. Governing Law. This Note shall be governed by, construed, and enforced in accordance with, the laws of the State of Florida, without regard to principles of conflicts of law thereunder.

9. Jurisdiction and Venue. Jurisdiction and proper venue for any and all claims arising out of or related to this Note shall be in the Circuit Court of Orange County, Florida. The parties hereby consent to such jurisdiction and venue and waive all defenses to the contrary.

10. Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

11. Interpretation. The term "Creditor" shall be deemed to include any subsequent holder(s) of this Note. Whenever used in this Note, words in the singular include the plural, words in the plural include the singular, and pronouns of any gender include the other genders, all as may be appropriate. Captions and paragraph headings in this Note are for convenience of references only and shall not affect its interpretation.

12. Miscellaneous. This Note cannot be changed or modified except in a writing executed with the same formalities as this Note. This Note may be prepaid in whole or in part at any time without penalty. No prepayment need include imputed interest not accrued through the date of prepayment, and no imputed interest shall accrue thereafter on any amount prepaid. Except as otherwise required by law or by the provisions of this Note, payments received by Creditor hereunder shall be applied first against interest accrued on the Debt, and next in reduction of the remaining balance of the Debt.

13. Attorney's Fees. In connection with any litigation relating to, arising out of, or by reason of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and court costs from the losing party, including, without limitation, at trial, on appeal, post-judgment, in connection with any bankruptcy proceedings and/or any alternative dispute resolution proceedings.

IN WITNESS WHEREOF this Promissory Note has been dated as of the date hereinabove first written.

____

RAPTOR FABRICATION & EQUIPMENT, INC.

STATE OF FLORIDA }
COUNTY OF Lake }SS

THE FOREGOING PROMISSORY NOTE was acknowledged and executed before me by Tom Gleason, **on behalf of Raptor Fabrication & Equipment, Inc.,** who is personally known to me or who has produced Florida Driver's License as identification.

SUBSCRIBED before me this 3d day of November, 2010.

Notary Public State of Florida
Kay S Walls
My Commission DD671806
Expires 05/08/2011

My Commission Expires: 05.08.2011

____
Notary Public - State of Florida

Kay S. Walls
(Print Notary's Name)

BY: ________________________
DWAYNE DUNDORE

STATE OF FLORIDA }
COUNTY OF Lake }SS

THE FOREGOING PROMISSORY NOTE was acknowledged and executed before me by Dwayne Dundore who is personally known to me or who has produced Florida Drivers License as identification.

SUBSCRIBED before me this 3rd day of November, 2010.

Notary Public State of Florida
Kay S Walls
My Commission DD671806
Expires 05/08/2011

____
Notary Public - State of Florida
Kay S. Walls
(Print Notary's Name)

My Commission Expires: 05.08.2011

BY: ________________________
THOMAS P. GLEASON

STATE OF FLORIDA }
COUNTY OF Lake }SS

THE FOREGOING PROMISSORY was acknowledged and executed before me by Tom Gleason who is personally known to me or who has produced Florida Drivers License as identification.

SUBSCRIBED before me this 3rd day of November, 2010.

Notary Public State of Florida
Kay S Walls
My Commission DD671806
Expires 05/08/2011

____
Notary Public - State of Florida
Kay S. Walls
(Print Notary's Name)

My Commission Expires: 05.08.2011

ACCEPTANCE BY CREDITOR

The undersigned, as Creditor described in the above Promissory Note, accepts this Promissory Note and the terms hereof.

Date: November 3, 2010

EPOCH CAPITAL GROUP, LLC

____

By: Owais Khanani

Its: Managing Partner

Amortization Schedule

Month	Interest	Principal	Balance
Dec, 2010	$1,320.04	$11,959.97	$214,333.31
Jan, 2011	$1,250.28	$12,029.74	$202,303.57
Feb, 2011	$1,180.10	$12,099.91	$190,203.65
Mar, 2011	$1,109.52	$12,170.50	$178,033.16
Apr, 2011	$1,038.53	$12,241.49	$165,791.66
May, 2011	$967.12	$12,312.90	$153,478.76
Jun, 2011	$895.29	$12,384.73	$141,094.04
Jul, 2011	$823.05	$12,456.97	$128,637.07
Aug, 2011	$750.38	$12,529.64	$116,107.43
Sep, 2011	$677.29	$12,602.72	$103,504.71
Oct, 2011	$603.78	$12,676.24	$90,828.47
Nov, 2011	$529.83	$12,750.19	$78,078.28
Dec, 2011	$455.46	$12,824.56	$65,253.72
Jan, 2012	$380.65	$12,899.37	$52,354.35
Feb, 2012	$305.40	$12,974.62	$39,379.73
Mar, 2012	$229.72	$13,050.30	$26,329.43
Apr, 2012	$153.59	$13,126.43	$13,203.00
May, 2012	$77.02	$13,203.00	$0.00

DD